UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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CHARMING SHOPPES, INC.
(Name of Registrant as Specified in Its Charter)

CRESCENDO PARTNERS II, L.P., SERIES Q
CRESCENDO INVESTMENTS II, LLC
CRESCENDO PARTNERS III, L.P.
CRESCENDO INVESTMENTS III, LLC
ERIC S. ROSENFELD
MYCA PARTNERS INC.
MYCA MASTER FUND, LTD.
ROBERT FRANKFURT
ARNAUD AJDLER
MICHAEL APPEL
CHARMING SHOPPES FULL VALUE COMMITTEE

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The Charming Shoppes Full Value Committee (the “Committee”), together with the other participants named herein (as defined below), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of three nominees as directors at the 2008 annual meeting of stockholders (the “Annual Meeting”) of Charming Shoppes, Inc. (“Charming Shoppes”).

Item 1:  On May 1, 2008, the Committee issued the following press release:

PROXY Governance, Inc. Supports the Charming Shoppes Full Value Committee for Board Change at Charming Shoppes

Joins ISS and Glass Lewis in Recommending Shareholders Reject Company's Nominees Dorrit Bern, Allan Rosskamm and Jeannine Strandjord

Full Value Committee Urges Shareholders to Vote the WHITE Proxy Card 'FOR' Arnaud Ajdler, Rob Frankfurt and Michael Appel

NEW YORK, May 1, 2008 -- The Charming Shoppes Full Value Committee announced today that PROXY Governance, Inc., a leading independent voting advisory service, has recommended that shareholders of Charming Shoppes, Inc. ("Charming Shoppes" or the "Company") (Nasdaq: CHRS - News) vote on the Committee's WHITE proxy card to elect Rob Frankfurt and Michael Appel to the Board of Directors of Charming Shoppes at its 2008 Annual Meeting of Shareholders, which is scheduled for May 8, 2008. PROXY Governance joins ISS and Glass Lewis in becoming the third independent proxy advisory firm to support change to the Charming Shoppes Board of Directors.

In its analysis, PROXY Governance noted:

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"... it is difficult to accept that the industry's sensitivity to larger economic cycles is sufficient explanation for why share prices currently trade at or below their levels of 12 years ago, despite the company's substantial expansion in brands, channels and footprint and the increase in its target market -- for which the company claims market leadership -- to 62% of the country's female population."

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"The recent announcement that the company will now begin exploring strategic alternatives for the non-core assets it purchased three years ago as part of the Crosstown Traders acquisition seems only to bolster the dissidents' point that weak oversight of capital spending decisions has blurred the company's brand and market focus, leaving it in a comparatively weaker position when the economic downturn came."

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"... we question whether catalog brands such as Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Co., Coward Shoe and Figi's were any less non-core three years ago, when the company bought them, or whether holding non-core assets for three years in order to sell them in a down market is an efficient use of capital or any other corporate resources."

The Committee strongly encourages Charming Shoppes shareholders to sign, date, and return the WHITE proxy card and vote FOR Arnaud Ajdler, Robert Frankfurt and Michael Appel. Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors, D.F. King & Co., Inc. toll-free at (800) 735-3107.

Contact:
Crescendo Partners II, L.P.
Eric Rosenfeld or Arnaud Ajdler, (212) 319-7676

Myca Partners, Inc.
Robert Frankfurt, (212) 587-7611